EXHIBIT 99.1

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Contact:	Richard A. Lechleiter
Executive Vice President and
Chief Financial Officer
(502) 596-7734

KINDRED HEALTHCARE RECEIVES RENT RESET PROPOSAL NOTICES

FROM VENTAS, INC. UNDER ITS MASTER LEASE AGREEMENTS

Kindred Asserts Current Aggregate Rents and Rent Escalators are Well Above Market

LOUISVILLE, Ky. (May 9, 2006) – Kindred Healthcare, Inc. (the “Company”) (NYSE:KND) today announced that it has received rent reset proposal notices (the “Reset Proposal Notices”) from Ventas, Inc. (NYSE:VTR) (“Ventas”) under each of its master lease agreements (the “Master Lease Agreements”) with Ventas.

As previously disclosed, Ventas has a one-time option to reset the rent and the related rent escalators under each of the original four Master Lease Agreements to the “Fair Market Rental” of the leased properties. Fair Market Rental is determined through an appraisal procedure set forth in the Master Lease Agreements. A summary of the appraisal procedure is set forth below.

In the Reset Proposal Notices, Ventas has asserted that the total aggregate annual rent under the four Master Lease Agreements should be reset to approximately $317 million and that the annual rent escalator for each Master Lease Agreement should be reset at 3%. The current total aggregate annual rent under the Master Lease Agreements is approximately $206 million. The current contingent annual rent escalator is 3 1/2% under each Master Lease Agreement.

The Company has performed substantial analysis of the potential rent reset, including internal analysis, and has had each Ventas facility appraised by one or more independent appraisers taking into account the terms of the Master Lease Agreements. Based on this analysis, the Company has a significant disagreement with Ventas on the asserted rent reset, both with respect to the annual aggregate base rent and the level of the annual rent escalator. Based on the independent appraisals of the Ventas facilities, the Company believes that both the existing aggregate rents and the 3 1/2% annual rent escalator under each Master Lease Agreement are already well above market.

The Company’s analysis is based upon a number of factors, some of which are subject to change, including, without limitation, reimbursement rates and regulatory changes affecting the leased properties, the historical and projected financial results of the individual leased properties, the condition, age and capital requirements of the leased properties, the method of calculating market rents, current market rents and industry market rents for long-term acute care hospitals and nursing centers, the terms of the Master Lease Agreements that limit operational and malpractice insurance restructuring flexibility, the aggregate rental value of the portfolio of long-term acute care hospitals and nursing centers contained within each Master Lease Agreement, and the inherent risks involved in any third party appraisal process. The Company leases 39 hospitals and 186 nursing centers from Ventas. The average ages of the hospitals and nursing centers in the Ventas portfolio are approximately 38 years and 36 years, respectively.

Mr. Paul J. Diaz, President and Chief Executive Officer of the Company, commented, “Over the next 30 days, we will work with Ventas in good faith in an attempt to reach a compromise related to the rent reset and are hopeful to have a frank exchange to understand the basis for Ventas’s position. We have previously indicated that we had a significant difference of opinion with Ventas regarding the value of the potential rent reset when Ventas was suggesting that the reset was at least $35 million. The facts and analyses that have been made available to us since that time, including the approximately 12.9% or $125 million to $130 million reduction in reimbursement to our long-term acute care hospitals associated with changes in Medicare rules in the last twelve months, have moved our positions farther apart.”

“We have performed substantial work to support our views, including at least one third party appraisal on each of our hospitals and nursing centers leased from Ventas. We engaged five separate national appraisal firms to conduct these appraisals. The third party appraisers visited each facility and were asked to follow the reset appraisal process and other terms of the Master Lease Agreements. All five of the appraisal firms independently reached their determinations by separating the business value from the real estate value and approached the valuation of our hospitals and nursing centers quite differently. These third party appraisals have indicated that the existing aggregate annual rent and annual rent escalator under each of the Master Lease Agreements are well above fair market rental. Nevertheless, we remain mindful that the determination of fair market rents requires certain levels of subjectivity and judgment related to the many variables that may be considered under the circumstances. As a result, we believe it is important for investors to consider the possibility of a wide range of outcomes with respect to the rent reset issue.”

Mr. Diaz further commented, “Based on the analysis we have developed and obtained from third parties, it is difficult for us to view Ventas’s asserted reset proposal as reasonable. We do, however, intend to engage in a constructive dialogue with Ventas in an effort to resolve this issue to the benefit of both companies, if possible. As we have previously stated, we are comfortable with the appraisal procedure set forth in the Master Lease Agreements and believe we have a compelling case in support of our conclusions. Moreover, given the significant difference of opinion with Ventas, we believe investors should consider that this issue may be resolved through the appraisal process set forth in the Master Lease Agreements.”

“As part of our reset analysis, we also have begun the process of evaluating our decision to renew certain bundles of leased properties under the Master Lease Agreements. The initial lease terms for eight hospitals and 56 nursing centers expire in April 2008. These leased properties are contained in eight renewal bundles. At our option, all, but not less than all, of the leased properties in a bundle may be extended for one five-year renewal term beyond the initial term at the then existing rental rate plus the then existing escalation amount per annum. The rental rate will escalate each year during the renewal term at the applicable escalation rate. The renewal notices for these bundles of leased properties may be delivered to Ventas between November 1, 2006 and April 29, 2007. At the current rental terms, it may be financially and strategically beneficial for us not to renew one or more of these bundles of leased properties. A significant increase in rent may increase the likelihood of our not renewing additional bundles of leased properties.”

Generally, the Master Lease Agreements provide that Ventas can initiate the rent reset procedure under each Master Lease Agreement at any time between January 20, 2006 and July 19, 2007 by delivering a Reset Proposal Notice to the Company proposing the Fair Market Rental (as defined below) for the balance of the lease term. If the Company and Ventas are unable to reach an agreement on the Fair Market Rental within 30 days following delivery of the Reset Proposal Notice, the Company and Ventas each must select an appraiser. Under the terms of the Master Lease Agreements, these two appraisers will then have ten days to select a third independent appraiser (the “Independent Appraiser”). The Independent Appraiser will have 60 days to complete its determination of Fair Market Rental and the annual rent escalator, which determination will be final and binding on the parties. Within 30 days following the Independent Appraiser’s determination, Ventas may elect to exercise its right to reset Fair Market Rental by sending the Company a final exercise notice (the “Final Exercise Notice”).

Alternatively, Ventas may decide not to exercise its rent reset option, in which event the rent and existing 3 1/2% contingent annual escalator would remain at their then current levels under the Master Lease Agreements. Provided that Ventas exercises its rent reset right in accordance with the Master Lease Agreements, the rent reset will become effective on the later of July 19, 2006 or the date of delivery of the Reset Proposal Notice, which can be no later than July 19, 2007.

As a condition to exercising its rent reset right, upon delivery of the Final Exercise Notice, Ventas is required to pay the Company a reset fee equal to a prorated portion of approximately $5 million based upon the proportion of base rent payable under the Master Lease Agreement(s) with respect to which rent is reset to the total base rent payable under all of the Master Lease Agreements.

“Fair Market Rental” is defined under each Master Lease Agreement as the annual amount per annum that a willing tenant would pay, and a willing landlord would accept, at arm’s length, for leasing of the leased properties (or, if applicable, any one or more, but less than all, of the leased properties) for the period of the term (including, without limitation, any extended terms) remaining from and after the date as of which the Fair Market Rental is being determined. The Fair Market Rental may include therein such escalations of rent as would be paid by such a tenant, and accepted by such a landlord, as part of an arm’s length transaction entered into as of the Fair Market Rental determination date; provided, however, that, in addition to such other market factors as may be applicable in determining the Fair Market Rental, the Fair Market Rental shall be determined on the basis, and on the assumptions, that (a) the Fair Market Rental may not include therein any rent, or method of rent calculation, that would adversely affect any landlord by virtue of it being a real estate investment trust or the ability of any such landlord to satisfy the requirements for maintaining its status as a real estate investment trust (and, without limitation of the foregoing, the Fair Market Rental shall not include any rent that would fail to qualify as “rents from real property” for purposes of Section 856(d) of the Internal Revenue Code), (b) the Fair Market Rental amount is to be paid absolutely net to the landlord, without any rights of deduction, set-off or abatement, (c) all of the leased properties as to which the Fair Market Rental is being determined are in good condition and repair (given their respective ages and prevailing health care industry standards with respect to what is considered good condition and repair), without any deferred maintenance (but allowing for ordinary wear and tear), are in material compliance with any and all applicable laws, codes, ordinances and regulations and have in full force and effect, for the benefit of the tenant, the facilities and the leased properties, any and all necessary or appropriate material authorizations for use thereof in accordance with the respective primary intended uses applicable thereto, (d) the tenant has complied, and shall be required to comply, with the requirements of the Master Lease Agreement, (e) the respective replacement costs of the leased properties as to which Fair Market Rental is being determined are not determinative of the Fair Market Rental of such leased properties, and (f) the aforesaid tenant shall have available to it, with respect to each leased property as to which the Fair Market Rental is being determined, such remaining term as then remains, and such number of extended terms as then remain unexercised, with respect to such leased property under the terms of the Master Lease Agreement. Notwithstanding anything to the contrary contained in the Master Lease Agreement, “Fair Market Rental” shall take into account, for each of the applicable leased properties, the market conditions, market levels of earnings before interest, income taxes, depreciation, amortization, rent and management fees (“EBITDARM”), the ratio of market levels of EBITDARM to market levels of rent, and the actual levels of EBITDARM at the applicable leased properties, in each case that are prevailing or measured, as applicable, as of the date as of which the Fair Market Rental is being determined, as well as historical levels of EBITDARM at the applicable leased properties (including the EBITDARM of the leased properties measured as of April 20, 2001).

Under the Master Lease Agreements, Ventas has a right to sever properties from the existing leases in order to create additional leases, a device adopted to facilitate its financing flexibility. However, for purposes of the rent reset right, the additional leases are disregarded and the Fair Market Rental is determined for each of the four original Master Lease Agreements.

Additional information regarding the Master Lease Agreements is contained in the Company’s Form 10-K for the year ended December 31, 2005 and copies of the Master Lease Agreements filed with the Securities and Exchange Commission.

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding the Company’s expected future financial position, results of operations, cash flows, financing plans, business strategy, budgets, capital expenditures, competitive positions, growth opportunities, plans and objectives of management and statements containing the words such as “anticipate,” “approximate,” “believe,” “plan,” “estimate,” “expect,” “project,” “could,” “should,” “will,” “intend,” “may” and other similar expressions, are forward-looking statements.

Such forward-looking statements are inherently uncertain, and stockholders and other potential investors must recognize that actual results may differ materially from the Company’s expectations as a result of a variety of factors, including, without limitation, those discussed below. Such forward-looking statements are based on management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which the Company is unable to predict or control, that may cause the Company’s actual results or performance to differ materially from any future results or performance expressed or implied by such forward-looking statements. These statements involve risks, uncertainties and other factors discussed below and detailed from time to time in the Company’s filings with the Securities and Exchange Commission.

In addition to the factors set forth above, other factors that may affect the Company’s plans or results include, without limitation, (a) the Company’s ability to operate pursuant to the terms of its debt obligations and its Master Lease Agreements with Ventas; (b) the risks and uncertainties related to the rent reset process, including the appraisal process, pursuant to the Master Lease Agreements;

(c) the Company’s ability to meet its rental and debt service obligations; (d) adverse developments with respect to the Company’s results of operations or liquidity; (e) the Company’s ability to attract and retain key executives and other healthcare personnel; (f) increased operating costs due to shortages in qualified nurses, therapists and other healthcare personnel; (g) the effects of healthcare reform and government regulations, interpretation of regulations and changes in the nature and enforcement of regulations governing the healthcare industry; (h) changes in the reimbursement rates or methods of payment from third party payors, including the Medicare and Medicaid programs, changes arising from the Medicare prospective payment system for long-term acute care hospitals, including the recently announced final Medicare payment rules, the Medicare Prescription Drug, Improvement, and Modernization Act of 2003, and changes in Medicare and Medicaid reimbursement for the Company’s nursing centers; (i) national and regional economic conditions, including their effect on the availability and cost of labor, materials and other services; (j) the Company’s ability to control costs, including labor and employee benefit costs; (k) the Company’s ability to successfully pursue its development activities and successfully integrate new operations, including the realization of anticipated revenues, economies of scale, cost savings and productivity gains associated with such operations; (l) the increase in the costs of defending and insuring against alleged professional liability claims and the Company’s ability to predict the estimated costs related to such claims; (m) the Company’s ability to successfully reduce (by divestiture of operations or otherwise) its exposure to professional liability claims; (n) the Company’s ability to successfully dispose of unprofitable facilities; and (o) the Company’s ability to ensure and maintain an effective system of internal controls over financial reporting. Many of these factors are beyond the Company’s control. The Company cautions investors that any forward-looking statements made by the Company are not guarantees of future performance. The Company disclaims any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements to reflect future events or developments.

Kindred Healthcare, Inc. through its subsidiaries operates hospitals, nursing centers, institutional pharmacies and a contract rehabilitation services business across the United States.